    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1996

                                                      REGISTRATION NO. 333-11727
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                        PLUM CREEK TIMBER COMPANY, L.P.
             (Exact name of registrant as specified in its charter)

            DELAWARE                               2400                              91-1443693
 (State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
 incorporation or organization)         Classification Code Number)                     No.)

  999 THIRD AVENUE, SUITE 2300, SEATTLE, WASHINGTON 98104-4096  (206) 467-3600
       (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------
                                 JAMES A. KRAFT
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          999 THIRD AVENUE, SUITE 2300
                         SEATTLE, WASHINGTON 98104-4096
                                 (206) 467-3600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------
                                   COPIES TO:

              ANDREWS & KURTH L.L.P.                          SKADDEN, ARPS, SLATE, MEAGHER & FLOM
             4200 TEXAS COMMERCE TOWER                         300 SOUTH GRAND AVENUE, SUITE 3400
               HOUSTON, TEXAS 77002                               LOS ANGELES, CALIFORNIA 90071
                  (713) 220-4200                                         (213) 687-5000
            ATTENTION: DAVID J. GRAHAM                              ATTENTION: GREGG A. NOEL

                      ------------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                      ------------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM
        TITLE OF EACH CLASS               AMOUNT TO      AGGREGATE OFFERING AGGREGATE OFFERING     AMOUNT OF
  OF SECURITIES TO BE REGISTERED        BE REGISTERED      PRICE PER UNIT      PRICE (1)(2)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Depositary Units representing
  Limited Partner Interests........       5,750,000            $26.56          $152,720,000        $52,662*
----------------------------------------------------------------------------------------------------------------
Limited Partner Interests (3)......       5,750,000              --                 --               None

--------------------------------------------------------------------------------

 *  Previously paid.

(1) Includes 750,000 Units issuable upon exercise of the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale price of the Units on the New York Stock Exchange on September 6, 1996.

(3) These Limited Partner Interests are being offered as part of the Units and no separate price will be payable therefor.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the NASD filing fee, the amounts set forth below are estimates.


    Securities and Exchange Commission registration fee......................  $   52,662
    NASD filing fee..........................................................      15,772
    The New York Stock Exchange, Inc. listing fee............................      17,500
    Printing and engraving expenses..........................................     300,000
    Legal fees and expenses..................................................     375,000
    Accounting fees and expenses.............................................      45,000
    Blue Sky fees and expenses...............................................      15,000
    Transfer agent fees and expenses.........................................       5,000
    Miscellaneous expenses...................................................      24,066
                                                                               ----------
              Total..........................................................  $  850,000
                                                                               ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Section of the Prospectus entitled "The Partnership
Agreement--Indemnification" is incorporated herein by reference.

     Reference is made to Section 6 of the Purchase Agreement filed as Exhibit
1.1 to this Registration Statement.

     Subject to the terms, conditions or restrictions set forth in the Partnership Agreement, the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against claims and demands incurred in its capacity as a partner or other representative of the Partnership.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     a. Exhibits

EXHIBIT
  NO.                                         DESCRIPTION
-------   ------------------------------------------------------------------------------------
   *1.1   Form of Purchase Agreement.
    3.1   Certificate of Limited Partnership of Plum Creek Timber Company, L.P., as filed with the Secretary of State of the state of Delaware on April 12, 1989 (Form S-1, Regis.
          No. 33-028094, filed May 1989).
    3.2   Amended and Restated Agreement of Limited Partnership of Plum Creek Timber Company,
          L.P. dated June 8, 1989, as amended and restated through October 17, 1995 (Form
          10-Q, No. 1-10239, filed November 1995).
    4.1   Deposit Agreement by and among Plum Creek Timber Company, L.P. and The First
          National Bank of Boston, dated as of May 1989 (Form S-1, Regis. No. 33-28094, filed
          May 1989).
    4.2   Form of Transfer Application (Form S-1, Regis. No. 33-28094, filed May 1989).

EXHIBIT
  NO.                                         DESCRIPTION
-------   ------------------------------------------------------------------------------------
    4.3   Senior Note Agreement, dated May 31, 1989, 11 1/8 percent Senior Notes due June 8,
          2007, Plum Creek Timber Company, L.P. (Form 10-Q, No. 1-10239, filed August, 1989).
          Amendment No. 1, consent and waiver dated January 1, 1991 to Senior Note Agreement, dated May 31, 1989, 11 1/8 percent Senior Notes due June 8, 2007, Plum Creek Timber
          Company, L.P. (Form 8 Amendment No. 1, filed April 1991). Amendment No. 2, consent and waiver dated September 1, 1993 to the Mortgage Note Agreement (Form 8 Amendment
          No. 1, filed April 1991). Amendment No. 2, consent and waiver dated September 1,
          1993 to the Senior Note Agreement (Form 10-K/A, Amendment No. 1, filed April 1994).
          Amendment No. 3, Senior Note Agreement Amendment dated May 20, 1994 (Form 10-Q, No.
          1-10239, filed November 1995). Senior Note Agreement Amendment, dated May 31, 1996
          (Form 10-Q, No. 1-10239, filed August 1996).
    4.4   Mortgage Note Agreement, dated May 31, 1989, 11 1/8 percent First Mortgage Notes due
          June 8, 2007, Plum Creek Manufacturing, Inc. (Form 10-Q, No. 1-10239, filed August
          1989). Amendment No. 1, consent and waiver dated January 1, 1991 to Mortgage Note
          Agreement, dated May 31, 1989, 11 1/8 percent First Mortgage Notes due June 8, 2007,
          Plum Creek Manufacturing, Inc., now Plum Creek Manufacturing, L.P. (Form 8 Amendment
          No. 1, filed April 1991). Amendment No. 2, consent and waiver dated September 1,
          1993 to the Mortgage Note Agreement (Form 10-K/A, Amendment No. 1, filed April
          1994). Amendment No. 3, Mortgage Note Agreement Amendment dated May 20, 1994 (Form
          10-K/A, Amendment No. 1, filed April 1995). Amendment to Mortgage Note Agreement dated June 15, 1995 (Form 10-Q, No. 1-10239, filed November 1995). Mortgage Note
          Agreement Amendment, dated May 31, 1996 (Form 10-Q, No. 1-10239, filed August 1996).
    4.5   Senior Note Agreement, dated August 1, 1994, 8.73% Senior Notes due August 1, 2009,
          Plum Creek Timber Company, L.P. (Form 10-Q, No. 1-10239, filed November 1995).
          Senior Note Agreement Amendment, dated as of October 15, 1995 (Form 10-K, No.
          1-10239, filed March 1996). Senior Note Agreement Amendment, dated May 31, 1996
          (Form 10-Q, No. 1-10239, filed August 1996).
   *5.1   Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.
   *8.1   Opinion of Andrews & Kurth L.L.P. relating to tax matters.
 **23.1   Consent of Coopers & Lybrand L.L.P.
 **23.2   Consent of Coopers & Lybrand L.L.P.
  *23.3   Consent of Andrews & Kurth L.L.P. (included in Exhibits 5.1 and 8.1).

---------------

 * Filed herewith.

** Previously filed.

     b. Financial Statement Schedules.

     All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington, on the 17th day of October, 1996.


                                       PLUM CREEK TIMBER COMPANY, L.P.

                                       By: PLUM CREEK MANAGEMENT COMPANY, L.P.,
                                         Its General Partner

                                         By: /s/       DIANE M. IRVINE
                                            ------------------------------------
                                            Name: Diane M. Irvine
                                            Title: Vice President and Chief
                                                   Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 17, 1996.


               SIGNATURE                                         TITLE
----------------------------------------    ------------------------------------------------
/s/           RICK R. HOLLEY                President, Chief Executive Officer and Director
----------------------------------------
             Rick R. Holley

/s/                   *                     Chairman of the Board and Director
----------------------------------------
            David D. Leland

/s/                   *                     Executive Vice President and Director
----------------------------------------
           Charles P. Grenier

/s/                   *                     Director
----------------------------------------
            Ian B. Davidson

/s/                   *                     Director
----------------------------------------
           George M. Dennison

/s/                   *                     Director
----------------------------------------
          William E. Oberndorf

/s/                   *                     Director
----------------------------------------
          William J. Patterson

/s/                   *                     Director
----------------------------------------
             John H. Scully

       *By: /s/   RICK R. HOLLEY
----------------------------------------
            Attorney-in-Fact

Exhibit
  No.                   Description
-------                 -----------
 1.1            Form of Purchase Agreement.

 5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

 8.1            Opinion of Andrews & Kurth L.L.P. relating to tax matters.